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                                                               Exhibit 23.01(a)







                               CONSENT OF COUNSEL

We consent to the references to our firm under the captions "Tax Consequences" and "Lawyers; Accountants" in Post-Effective Amendment No. 3 to the Form S-1 Registration Statement (Reg. No. 333-33937) as filed with the United States Securities Exchange Commission on or about November 29, 1999 and the related Prospectus of JWH Global Trust.



                                              Sidley & Austin


November 29, 1999